Exhibit 99.2

JOINT FILER INFORMATION

Item	Information
Name:	Banc of America Preferred Funding Corporation
Address:	214 North Tryon Street Charlotte, North Carolina 28255
Date of Event Requiring Statement (Month/Day/Year):	April 1, 2014
Issuer Name and Ticker or Trading Symbol:	Minnesota Municipal Income Portfolio Inc. (MXA)
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	Banc of America Preferred Funding Corporation By: /s/ Edward Curland Name: Edward Curland Title: Authorized Signatory

Item	Information
Name:	Blue Ridge Investments, L.L.C.
Address:	214 North Tryon Street Charlotte, North Carolina 28255
Date of Event Requiring Statement (Month/Day/Year):	April 1, 2014
Issuer Name and Ticker or Trading Symbol:	Minnesota Municipal Income Portfolio Inc. (MXA)
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	Blue Ridge Investments, L.L.C. By: /s/ _Edward Curland Name: Edward Curland Title: Authorized Signatory